EXHIBIT A

                              [LOGO OF IVACO]

           IVACO INC., PLACE MERCANTILE, 770 RUE SHERBROOKE OUEST
            MONTREAL (QUEBEC) CANADA H3A 1G1 TEL (514) 288-4545

ALBERT A. KASSAB, C.A.
Senior Vice-President and
Chief Financial Officer                                December 15, 1998

TO:  Ivacan Inc.

     This is to confirm and ratify our agreement as follows:

1. TRANSFER OF INTEREST: Ivaco Inc. ("Ivaco") hereby transfers all its outstanding membership interest in LCL Holdings I, LLC ("Holdings I"), in consideration for one fully paid and non-assessable common share of Ivacan Inc. ("Ivacan") issued today to Ivaco, the receipt of which is hereby acknowledged by Ivaco. Ivacan hereby acknowledges receipt of a form of assignment dated December 15, 1998, duly executed by Ivaco, together with certificate No. 001 representing a 100% interest in Holdings I.

2. NOTIFICATION AND UNDERTAKING: Ivaco hereby agrees to notify Midwest Holdings Inc. (c/o Birmingham Steel Corporation) of the transfer of interest mentioned in (1) above, pursuant to a certain purchase agreement made as of September 26, 1997 by and among Ivaco, Holdings I, Midwest Holdings Inc. and Birmingham Steel Corporation (the "Purchase Agreement").

     In addition, Ivacan shall agree to be bound by all the terms and conditions of the Purchase Agreement.

3. REPRESENTATIONS: Ivaco hereby represents and warrants that, as of the date hereof, Ivaco owns its membership interest in Holdings I free and clear of any liens, adverse claims of encumbrances.

                                             Yours truly,
                                             Ivaco Inc.

                                             By:  /s/ Albert A. Kassab
                                                ---------------------------
                                                Albert A. Kassab
                                                Senior Vice-President and
                                                Financial Officer

ACCEPTED this 15th day of December, 1998

Ivacan Inc.


By:  /s/ Guy-Paul Massicotte
   ---------------------------------
   Guy-Paul Massicotte
   Secretary